As filed with the Securities and Exchange Commission on March 12, 2013

Registration No. 333-166523

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEEKAY CORPORATION

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4th Floor, Belvedere Building

69 Pitts Bay Road,

Hamilton, HM 08, Bermuda

Telephone: (441) 298-2530

Fax: (441) 292-3931

(Address of principal executive offices, including zip code)

TEEKAY CORPORATION

2003 EQUITY INCENTIVE PLAN

(Full title of the plans)

Watson, Farley & Williams (New York) LLP

Attn: Daniel C. Rodgers

1133 Avenue of the Americas

New York, New York 10036

Telephone: (212) 922-2200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Perkins Coie LLP

David S. Matheson

Danielle Benderly

1120 N.W. Couch Street, 10th Floor

Portland, Oregon 97209

Telephone: (503) 727-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Number to Be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, together with associated common stock purchase rights, under the 2003 Equity Incentive Plan, as amended.	(1)	(1)	(1)	(1)

(1)	No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statements with the Securities and Exchange Commission on May 4, 2010 (Registration No. 333-166523) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE

The Registrant suspended its 2003 Equity Incentive Plan, as amended (the “2003 Plan”) with respect to issuances of new stock option grants thereunder and adopted a new plan, the Teekay Corporation 2013 Equity Incentive Plan (the “2013 Plan”), effective December 2012. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 4, 2010 (Registration No. 333-166523) (the “Registration Statement”) is hereby amended to deregister 4,331,897 shares that were available for issuance, but not issued or subject to outstanding awards, under the 2003 Plan, but are no longer issuable under the 2003 Plan, and may now be issued under the 2013 Plan. A registration statement on Form S-8 with respect to the such shares is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

The Registration Statement shall remain in effect for purposes of outstanding awards granted under the 2003 Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on March 12, 2013.

TEEKAY CORPORATION

By:	/s/ Vincent Lok
Vincent Lok
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on March 12, 2013.

	Signature	Title

	/s/ Peter Evensen	President, Chief Executive Officer, Director and Authorized Representative in the United States (Principal Executive Officer)
Peter Evensen

	/s/ Vincent Lok	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Vincent Lok

	*	Director and Chairman of the Board
C. Sean Day

	*	Director
Axel Karlshoej

	*	Director
Dr. Ian D. Blackburne

	*	Director
Peter S. Janson

Director
Thomas Kuo-Yuen Hsu

	*	Director
Eileen A. Mercier

	*	Director
Bjorn Moller

	*	Director
Tore I. Sandvold

*By:	/s/ Vincent Lok
Vincent Lok, Attorney-in-Fact